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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 January 2, 2002

                                  VENTAS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



            Delaware                   1-10989                  61-1055020
          ------------               -----------               ------------
         (State or other          (Commission File             (IRS Employer
         jurisdiction of              Number)               Identification No.)
         incorporation)


        4360 Brownsboro Road, Suite 115, Louisville, Kentucky 40207-1642
        ----------------------------------------------------------------
             (Address of principal executive offices)         (Zip Code)

                                 (502) 357-9000
                                 --------------
              (Registrant's telephone number, including area code)

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Item 5.  Other Events.
         ------------

     Ventas, Inc. ("Ventas" or the "Company") announced on January 2, 2002 that the Company's fourth quarter dividend of $0.26 per share would be paid through a combination of cash and shares of common stock in its primary tenant, Kindred Healthcare, Inc. ("Kindred"). For every 200 shares of Ventas common stock, stockholders will receive one share of Kindred common stock and $0.98 in cash. In addition, stockholders will receive cash for all shares of Ventas stock that are not exact multiples of 200. Stockholders who own fewer than 200 shares of Ventas stock will receive all cash. For purposes of this dividend, the Kindred stock was valued on December 31, 2001 at $51.02 per share.

     Ventas's fourth quarter 2001 dividend is composed of the regular quarterly $0.22 per share dividend and a one-time adjustment of $0.04 per share. The dividend is payable on January 7, 2002 to stockholders of record on December 14, 2001.

     Ventas received 1,498,500 shares of Kindred common stock in conjunction with the successful restructuring of Kindred when it emerged from Chapter 11 bankruptcy on April 20, 2001. In November 2001, Ventas sold 83,300 of its Kindred shares in a public underwritten offering.

     The Company also announced that the common stock dividends it paid or declared for 2001, including the dividend to be paid on January 7, 2002, qualify to be treated as ordinary income in 2001, in accordance with Internal Revenue Code section 857 governing real estate investment trusts ("REITs").

     Ventas also said that on December 31, 2001 it paid $10 million to its lenders to reduce the outstanding principal balance of its Amended Credit Agreement to $623 million. The remaining principal balance is composed of $150 million in Tranche B debt, due December 31, 2005, priced at LIBOR plus 325 basis points, and $473 million in Tranche C debt, due December 31, 2007, priced at LIBOR plus 425 basis points. The Tranche B spread was reduced by 50 basis points with the payment of $10 million of Tranche B debt on December 31, 2001. With the Company's recently completed Commercial Mortgage Backed Securitization transaction, Ventas has reduced its weighted, all-in cost of debt to 5.6 percent (or 9.5 percent taking into account the Company's 5.985 percent LIBOR swap).

     At December 31, 2001, the Company's long-term debt totaled $848 million, reflecting $38 million in aggregate debt paydown during 2001. At December 31, 2001, the Company had unrestricted cash reserves of approximately $18 million and restricted cash of approximately $20 million.

     Ventas also announced that the registration statement for its Distribution Reinvestment and Stock Purchase Plan (the "Plan"), previously announced in July 2001, was declared effective by the Securities and Exchange Commission (the "Commission") on December 31, 2001. Ventas stockholders may participate in the Plan beginning with the first quarterly dividend for 2002.

     Under the Plan's terms, existing stockholders may purchase shares of common stock in Ventas by reinvesting all or a portion of the cash distribution on their shares of Ventas common stock. In addition, existing Ventas stockholders as well as new investors may purchase shares of common stock in Ventas by making optional cash payments. Information about the Plan will be mailed to stockholders in January 2002.

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     Lastly, the Company announced that John C. Thompson was promoted to
Executive Vice President - Chief Investment Officer, effective immediately. In his new position, Thompson will lead the Company's diversification efforts. Since 1998, Thompson, 34, has been a vice president of Ventas, where he has played a significant role in the restructuring of the Company's primary tenant, as well as Ventas's refinancing efforts and its asset-repositioning program.

     A copy of a press release issued by the Company on January 2, 2002 is included as exhibit 99.1 to this filing and is incorporated herein by reference.

     Ventas is a REIT whose properties include 44 hospitals, 216 nursing centers and eight personal care facilities operating in 36 states. Ventas is headquartered at 4360 Brownsboro Road, Suite 115, Louisville, Kentucky 40207-1642. Its website can be found at www.ventasreit.com.

     This Form 8-K includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and
Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements regarding Ventas and its subsidiaries' expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a REIT, plans and objectives of management for future operations and statements that include words such as "if, " "anticipate," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should", "will" and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain and stockholders must recognize that actual results may differ from the Company's expectations. The Company does not undertake a duty to update such forward-looking statements.

     Actual future results and trends for the Company may differ materially depending on a variety of factors discussed in the Company's filings with the Commission. Factors that may affect the plans or results of the Company include, without limitation, (a) the ability and willingness of Kindred and certain of its affiliates to continue to meet and/or honor its obligations under its contractual arrangements with the Company and the Company's wholly owned operating partnership, Ventas Realty, Limited Partnership ("Ventas Realty"), including without limitation the various agreements (the "Spin Agreements") entered into by the Company and Kindred at the time of the corporate reorganization on May 1, 1998 (the "1998 Spin Off") pursuant to which the Company was separated into two publicly held corporations, (b) the ability and willingness of Kindred to continue to meet and/or honor its obligation to indemnify and defend the Company for all litigation and other claims relating to the health care operations and other assets and liabilities transferred to Kindred in the 1998 Spin Off, (c) the ability of Kindred and the Company's other operators to maintain the financial strength and liquidity necessary to satisfy their respective obligations and duties under the leases and other agreements with the Company, and their existing credit agreements, (d) the Company's success in implementing its business strategy, (e) the nature and extent of future competition, (f) the extent of future health care reform and regulation, including cost containment measures and changes in reimbursement policies and procedures, (g) increases in the cost of borrowing for the Company, (h) the ability of the Company's operators to deliver high quality care and to attract patients, (i) the results of litigation affecting the Company, (j) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, (k) the ability of the Company to pay down, refinance, restructure, and/or extend its indebtedness as it becomes due, (l) the movement of interest rates and the resulting impact on the value of the Company's

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interest rate swap agreement and the ability of the Company to satisfy its obligation to post cash collateral if required to do so under such interest rate swap agreement, (m) the ability and willingness of Atria, Inc. ("Atria") to continue to meet and honor its contractual arrangements with the Company and Ventas Realty entered into connection with the Company's spin off of its assisted living operations and related assets and liabilities to Atria in August 1996, (n) the ability and willingness of the Company to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations including, without limitation, the Company's failure to qualify as a REIT due to its ownership of Kindred common stock, (o) the outcome of the audit being conducted by the Internal Revenue Service for the Company's tax years ended December 31, 1997 and 1998, (p) final determination of the Company's net taxable income for the tax year ended December 31, 2001, (q) the ability and willingness of the Company's tenants to renew their leases with the Company upon expiration of the leases and the Company's ability to relet its properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants, and (r) the limitations on the ability of the Company to sell, transfer or otherwise dispose of its common stock in Kindred arising out of the securities laws and the registration rights agreement the Company entered into with Kindred and certain of the holders of the Kindred common stock. Many of such factors are beyond the control of the Company and its management.

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Item 7. Financial Statements and Exhibits.
        ---------------------------------

                (a)  Financial statements of businesses acquired.

                           Not applicable.

                (b) Pro forma financial information.

                           Not applicable.

                (c)  Exhibits:

                           99.1  Press Release dated January 2, 2002.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         VENTAS, INC.
                                         (Registrant)

Date: January 3, 2002



                                        By:/s/ T. Richard Riney
                                           -------------------------------------
                                           Name:   T. Richard Riney
                                           Title:  Executive Vice President and
                                                   General Counsel

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                                  EXHIBIT INDEX

                  Exhibit                           Description
                  -------                           -----------

                  99.1                  Press Release dated January 2, 2002